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                                                           Exhibit 23.2

                     [LETTERHEAD OF PRICEWATERHOUSECOOPERS]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form F-1 of our report dated June 17, 1999 on our audits of the consolidated financial statements of MIH Limited and subsidiaries, prepared in accordance with International Accounting Standards, as of March 31, 1999 and 1998 and for each of the three years in the period ended March 31, 1999.

We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers Inc.
-------------------------------

PRICEWATERHOUSECOOPERS INC.
CHARTEREDACCOUNTANTS (SA)
REGISTERED ACCOUNTANTS AND AUDITORS
JOHANNESBURG, REPUBLIC OF SOUTH AFRICA
MARCH 16, 2000